Exhibit 99.2

Independence Realty Trust

# Q1 2019 Earnings Release & Supplemental Information

**NYSE: IRT**
**WWW.IRTLIVING.COM**

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	10

Balance Sheets	11

Statements of Operations, FFO & CORE FFO
Trailing 5 Quarters	12
Three Months Ended March 31, 2019 and 2018	13

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing 5 Quarters	14

Same-Store Portfolio Net Operating Income
Trailing 5 Quarters	15
Three Months Ended March 31, 2019 and 2018	16

Net Operating Income Bridge	17

Same-Store Portfolio Net Operating Income by Market	18

NOI Exposure by Market	19

Value Add Summary	20

Capital Recycling Activity	21

Debt Summary	22

Definitions	23

Independence Realty Trust

March 31, 2019

Company Information:

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com

 Forward-Looking Statements

This supplemental information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces First Quarter 2019 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – May 1, 2019 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2019 financial results.

First Quarter Highlights

•

Net income allocable to common shares of $2.5 million for the quarter ended March 31, 2019 as compared to $3.4 million for the quarter ended March 31, 2018. Earnings per diluted share of $0.03 for the quarter ended March 31, 2019 as compared to $0.04 for the quarter ended March 31, 2018.

•

Core Funds from Operations (“CFFO”) of $16.0 million for the quarter ended March 31, 2019 as compared to $15.6 million for the quarter ended March 31, 2018. CFFO per share was $0.18 for the first quarter of 2019 and for the first quarter of 2018.

•	Same store NOI growth of 5.1% for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018.

•	Adjusted EBITDA of $24.7 million for the quarter ended March 31, 2019 as compared to $23.0 million for the quarter ended March 31, 2018.

•	Since the inception of the value add program, IRT has completed renovations in 1,590 units, achieving a weighted average return on investment of 16%.

Included later in this press release are definitions of CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“We are pleased with our Q1 performance as the value add renovation program is producing tangible results,” said Scott Schaeffer, IRT’s Chairman and CEO. “Our strategic decision to allocate capital and invest in upgrading the interiors and exteriors of these communities is increasing their value. This is only the beginning. In addition, we are also seeing sizable lease-over-lease rent growth in the balance of our portfolio. As we look ahead, we will continue to execute on our business plan, which will drive NOI growth and increase shareholder value.”

Same Store Property Operating Results

First Quarter 2019 Compared to First Quarter 2018(1)
Rental and other property revenue	4.0% increase
Property operating expenses	2.5% increase
Net operating income (“NOI”)	5.1% increase
Portfolio average occupancy	120 bps decrease to 92.5%
Portfolio average rental rate	4.4% increase to $1,044
NOI Margin	60 bps increase to 60.4%

(1)	Same store portfolio for the three months ended March 31, 2019 includes 50 properties, which represent 13,697 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude twelve communities that are both part of the same store portfolio and are actively undergoing Value Add renovations during the three months ended March 31, 2019.

First Quarter 2019 Compared to First Quarter 2018, Excluding Value Add (1)
Rental and other property revenue	3.8% increase
Property operating expenses	5.4% increase (2)
Net operating income (“NOI”)	2.7% increase
Portfolio average occupancy	10 bps decrease to 93.7%
Portfolio average rental rate	3.2% increase to $1,048
NOI Margin	70 bps decrease to 59.3%

(1)	Same store portfolio, excluding value add, includes 38 properties, which represent 9,748 units for the three months ended March 31, 2019.
(2)

As communicated previously, this increase is primarily the result of increased real estate taxes. Please refer to the 2019 EPS and CFFO Guidance section for additional details on the change in property level operating expenses.

Capital Recycling

Acquisitions:

•	On April 30, 2019, IRT acquired a 224-unit community in Atlanta for $28.0 million. As of April 17, 2019, the community was 98.2% occupied with average rent per unit of $990.

Dispositions:

•

As of March 31, 2019, IRT had three properties in its portfolio that were identified as held for sale. Subsequent to quarter-end, on April 30, 2019, IRT sold a 370-unit community located outside of Chicago, Illinois for $42.0 million. Associated with this disposition, IRT repaid indebtedness totaling $38 million and expects to record a gain on sale of approximately $12.5 million.

•

The two remaining communities held for sale in Little Rock, Arkansas are under contract at a price of $56.5 million, and IRT expects the sales to close by the end of the second quarter in 2019. IRT intends to use the net proceeds of the sales to repay indebtedness.

At-the-Market Offering

During the first quarter of 2019, IRT issued 510,000 shares of common stock under its at-the-market sales program at a weighted average per share price of $10.61, yielding net proceeds of approximately $5.3 million.

Capital Expenditures

For the three months ended March 31, 2019, recurring capital expenditures for the total portfolio were $1.8 million, or $115 per unit.

Distributions

On March 18, 2019, IRT’s Board of Directors declared a quarterly cash dividend for the first quarter of 2019 of $0.18 per share of IRT common stock, payable on April 25, 2019 to stockholders of record on March 29, 2019.

2019 EPS and CFFO Guidance

IRT is reiterating 2019 full year guidance. EPS per diluted share is projected to be in a range of $0.76 to $0.80. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.74 to $0.78. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also, included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2019 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.76	$0.80
Adjustments:
Depreciation and amortization	0.43	0.47
Gains on sale of assets	(0.51)	(0.55)
Share base compensation	0.04	0.04
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.78

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2019 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below.

(2)	Per share guidance is based on weighted average shares and units outstanding of 90.2 million.

Same Store Communities	2019 Outlook
Number of properties/units	50 properties / 13,697 units
Property revenue growth	4.0% to 6.0%
Controllable property operating expense growth	2.5% to 3.5%
Real estate tax and insurance expense increase (1)	6.0% to 12.0%
Total property operating expense growth	4.0% to 6.0%
Same store property NOI growth	3.5% to 5.5%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$9.0 to $10.0 million

Transaction/Investment Volume
Acquisition volume (2)	$30.0 to $110.0 million
Disposition volume (3)	$100.0 to $180.0 million

Capital Expenditures
Recurring	$8.0 to $9.0 million
Value add & non-recurring	$30.0 to $38.0 million

(1)

In 2019, IRT is expecting increases in real estate tax expense at several recently acquired communities that are new to the same store portfolio. IRT’s underwriting contemplates tax increases due to re-assessments, however, the ultimate timing is difficult to predict.

(2)	Acquisition volume includes the April 2019 acquisition and potential additional capital recycling acquisitions in 2019.
(3)	Dispositions include the April 2019 disposition, the two pending dispositions referred to above, and potential additional capital recycling dispositions in 2019.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, Adjusted EBITDA and NOI.  Included at the end of this release is a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, May 2, 2019 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 7240939. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, May 9, 2019 by dialing 1.855.859.2056, access code 7240939.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that currently owns and operates 58 multifamily apartment properties, totaling 15,880 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except share and per share data

	For the Three Months Ended
	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$2,540		$14,580		$4,787		$3,509		$3,412
Earnings (loss) per share -- diluted	$0.03		$0.16		$0.05		$0.04		$0.04
Rental and other property revenue	$49,465		$49,718		$48,644		$46,734		$45,616
Property operating expenses	$19,886		$19,450		$19,792		$18,703		$18,418
Net operating income	$29,579		$30,268		$28,852		$28,031		$27,198
NOI margin	59.8%		60.9%		59.3%		60.0%		59.6%
Adjusted EBITDA	$24,734		$25,653		$24,748		$23,722		$23,012
FFO per share	$0.17		$0.16		$0.18		$0.17		$0.17
CORE FFO per share	$0.18		$0.19		$0.19		$0.19		$0.18
Dividends per share	$0.18		$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	100.0%		94.7%		94.7%		94.7%		100.0%
Portfolio Data:
Total gross assets	$1,807,955		$1,798,736		$1,782,186		$1,706,465		$1,689,689
Total number of properties	58		58		58		56		56
Total units	15,880		15,880		15,860		15,280		15,280
Period end occupancy	93.9%		92.5%		92.3%		93.8%		93.5%
Total portfolio average occupancy	92.9%		92.3%		93.5%		94.1%		93.7%
Total portfolio average effective monthly rent, per unit	$1,042		$1,035		$1,024		$1,009		$1,002
Same store period end occupancy (a)	93.6%		92.0%		92.2%		93.6%		93.4%
Same store portfolio average occupancy (a)	92.5%		92.0%		93.4%		94.0%		93.7%
Same store portfolio average effective monthly rent, per unit (a)	$1,044		$1,039		$1,025		$1,008		$1,000
Capitalization:
Total debt	$990,920		$985,488		$963,238		$911,772		$903,286
Common share price, period end	$10.79		$9.18		$10.53		$10.31		$9.18
Market equity capitalization	$978,825		$826,802		$945,615		$906,696		$806,671
Total market capitalization	$1,969,745		$1,812,290		$1,908,853		$1,818,468		$1,709,957
Total debt/total gross assets	54.8%		54.8%		54.0%		53.4%		53.5%
Net debt to adjusted EBITDA (pro forma) (b)	9.2	x	9.2	x	9.3	x	9.4	x	9.4	x
Interest coverage	2.5	x	2.6	x	2.7	x	2.8	x	2.8	x
Common shares and OP Units:
Shares outstanding	89,834,793		89,184,443		88,920,879		87,044,121		86,973,397
OP units outstanding	881,107		881,107		881,107		899,215		899,215
Common shares and OP units outstanding	90,715,900		90,065,550		89,801,986		87,943,336		87,872,612
Weighted average common shares and units	89,870,556		89,532,373		88,585,940		87,543,931		87,466,518

(a)	Same store portfolio consists of 50 properties, which represent 13,697 units.
(b)

Reflects pro forma net debt to adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, and the projected completion of the announced capital recycling activities including paydown of associated indebtedness. Actual net debt to adjusted EBITDA for the five quarters ended March 31, 2019 was 9.9x, 9.5x, 9.7x, 9.5x, and 9.7x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Assets
Investments in real estate at cost	$1,669,875	$1,660,423	$1,572,015	$1,496,591	$1,638,544
Less: accumulated depreciation	(124,107)	(112,270)	(101,589)	(91,426)	(94,001)
Investments in real estate, net	1,545,768	1,548,153	1,470,426	1,405,165	1,544,543
Real estate held for sale	77,430	77,285	141,853	141,132	—
Cash and cash equivalents	9,030	9,316	7,645	10,896	10,399
Restricted cash	7,122	6,729	8,265	7,051	5,645
Accounts receivable and other assets	10,984	8,802	6,924	6,712	5,318
Derivative assets	5,327	8,307	12,440	11,755	10,525
Intangible assets, net	188	744	555	406	1,449
Total assets	$1,655,849	$1,659,336	$1,648,108	$1,583,117	$1,577,879
Liabilities and Equity
Total indebtedness	$990,920	$985,488	$963,238	$911,772	$903,286
Accounts payable and accrued expenses	22,092	22,815	28,477	24,173	17,896
Accrued interest payable	681	719	540	423	373
Dividends payable	16,267	16,162	16,113	15,922	15,754
Derivative liabilities	1,460	—	—	—	—
Other liabilities	7,355	4,107	3,697	3,520	3,580
Total liabilities	1,038,775	1,029,291	1,012,065	955,810	940,889
Equity
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	898	892	889	870	868
Additional paid in capital	747,731	742,429	739,152	719,656	718,260
Accumulated other comprehensive income (loss)	(2,308)	2,016	9,788	9,103	7,890
Retained earnings (deficit)	(136,120)	(122,342)	(120,924)	(109,762)	(97,581)
Total shareholders' equity	610,201	622,995	628,905	619,867	629,437
Noncontrolling Interests	6,873	7,050	7,138	7,440	7,553
Total equity	617,074	630,045	636,043	627,307	636,990
Total liabilities and equity	$1,655,849	$1,659,336	$1,648,108	$1,583,117	$1,577,879

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING 5 QUARTERS

Dollars in thousands, except per share data

	For the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenue:
Rental and other property revenue	$49,465	$49,718	$48,644	$46,734	$45,616
Other revenue	75	91	135	155	139
Total revenue	49,540	49,809	48,779	46,889	45,755
Expenses:
Property operating expenses	19,886	19,450	19,792	18,703	18,418
Property management expenses	1,813	2,027	1,661	1,592	1,683
General and administrative expenses	3,107	2,633	2,578	2,872	2,734
Depreciation and amortization expense	12,447	11,631	10,783	11,583	11,224
Casualty related costs	—	46	—	—	—
Total expenses	37,253	35,787	34,814	34,750	34,059
Operating Income (loss)	12,287	14,022	13,965	12,139	11,696
Interest expense	(9,721)	(9,943)	(9,129)	(8,594)	(8,340)
Other income (expense)	—	—	—	—	144
Net gains (losses) on sale of assets	—	10,650	—	—	—
Net income (loss)	2,566	14,729	4,836	3,545	3,500
(Income) loss allocated to noncontrolling interests	(26)	(149)	(49)	(36)	(88)
Net income (loss) available to common shares	$2,540	$14,580	$4,787	$3,509	$3,412
EPS - basic	$0.03	$0.16	$0.05	$0.04	$0.04
Weighted-average shares outstanding - Basic	88,989,450	88,651,266	87,702,078	86,644,716	85,303,010
EPS - diluted	$0.03	$0.16	$0.05	$0.04	$0.04
Weighted-average shares outstanding - Diluted	89,516,224	89,032,952	88,046,311	86,908,978	85,535,089
Funds From Operations (FFO):
Net Income (loss)	$2,566	$14,729	$4,836	$3,545	$3,500
Add-Back (Deduct):
Real estate depreciation and amortization	12,318	11,577	10,738	11,550	11,201
Net (gains) losses on sale of assets excluding defeasance costs	—	(11,561)	—	—	—
FFO	$14,884	$14,745	$15,574	$15,095	$14,701
FFO per share	$0.17	$0.16	$0.18	$0.17	$0.17
CORE Funds From Operations (CFFO):
FFO	$14,884	$14,745	$15,574	$15,095	$14,701
Add-Back (Deduct):
Stock compensation expense	622	558	563	933	470
Amortization of deferred financing costs	339	352	309	325	444
Other depreciation and amortization	129	54	45	33	23
Other expense (income)	—	—	—	—	(52)
Defeasance costs included in net gains (losses) on sale of assets	—	911	—	—	—
CFFO	$15,974	$16,620	$16,491	$16,386	$15,586
CFFO per share	$0.18	$0.19	$0.19	$0.19	$0.18
Weighted-average shares and units outstanding	89,870,556	89,532,373	88,585,940	87,543,931	87,466,518

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE MONTHS ENDED MARCH 31, 2019 and 2018

Dollars in thousands, except per share data

	For the Three Months Ended March 31,
	2019	2018
Revenue:
Rental and other property revenue	$49,465	$45,616
Other revenue	75	139
Total revenue	49,540	45,755
Expenses:
Property operating expenses	19,886	18,418
Property management expenses	1,813	1,683
General and administrative expenses	3,107	2,734
Depreciation and amortization expense	12,447	11,224
Total expenses	37,253	34,059
Operating Income (loss)	12,287	11,696
Interest expense	(9,721)	(8,340)
Other income (expense)	—	144
Net income (loss)	2,566	3,500
(Income) loss allocated to noncontrolling interests	(26)	(88)
Net income (loss) available to common shares	$2,540	$3,412
EPS - basic	$0.03	$0.04
Weighted-average shares outstanding - Basic	88,989,450	85,303,010
EPS - diluted	$0.03	$0.04
Weighted-average shares outstanding - Diluted	89,516,224	85,535,089

Funds From Operations (FFO):
Net Income (loss)	$2,566	$3,500
Adjustments:
Real estate depreciation and amortization	12,318	11,201
Net (gains) losses on sale of assets excluding defeasance costs	—	—
Funds From Operations	$14,884	$14,701
FFO per share	$0.17	$0.17
Core Funds From Operations (CFFO):
Funds From Operations	$14,884	$14,701
Adjustments:
Stock compensation expense	622	470
Amortization of deferred financing costs	339	444
Other depreciation and amortization	129	23
Other expense (income)	—	(52)
Core Funds From Operations	$15,974	$15,586
CFFO per share	$0.18	$0.18
Weighted-average shares and units outstanding	89,870,556	87,466,518

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
Net income (loss)	$2,566		$14,729		$4,836		$3,545		$3,500
Add-Back (Deduct):
Depreciation and amortization	12,447		11,631		10,783		11,583		11,224
Interest expense	9,721		9,943		9,129		8,594		8,340
Other (income) expense	—		—		—		—		(52)
Net (gains) losses on sale of assets	—		(10,650)		—		—		—
Adjusted EBITDA	$24,734		$25,653		$24,748		$23,722		$23,012

INTEREST COST:
Interest expense	$9,721		$9,943		$9,129		$8,594		$8,340

INTEREST COVERAGE:	2.5	x	2.6	x	2.7	x	2.8	x	2.8	x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING 5 QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenue:
Rental and other property revenue	$42,663	$41,803	$42,132	$41,986	$41,003
Property Operating Expenses:
Real estate taxes	5,669	5,459	4,978	5,127	5,176
Property insurance	854	835	839	888	956
Personnel expenses	4,027	4,027	4,282	4,200	3,970
Utilities	2,764	2,684	2,712	2,586	2,774
Repairs and maintenance	1,312	1,101	1,754	1,608	1,114
Contract services	1,186	1,174	1,238	1,325	1,203
Advertising expenses	445	388	477	461	476
Other expenses	629	442	785	792	803
Total property operating expenses	16,886	16,110	17,065	16,987	16,472
Same-store net operating income (a)	$25,777	$25,693	$25,067	$24,999	$24,531
Same-store NOI margin	60.4%	61.5%	59.5%	59.5%	59.8%
Average occupancy	92.5%	92.0%	93.4%	94.0%	93.7%
Average effective monthly rent, per unit	$1,044	$1,039	$1,025	$1,008	$1,000
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$25,777	$25,693	$25,067	$24,999	$24,531
Non same-store net operating income	3,802	4,575	3,785	3,032	2,667
Other revenue	75	91	135	155	139
Property management expenses	(1,813)	(2,027)	(1,661)	(1,592)	(1,683)
General and administrative expenses	(3,107)	(2,633)	(2,578)	(2,872)	(2,734)
Depreciation and amortization expense	(12,447)	(11,631)	(10,783)	(11,583)	(11,224)
Casualty related costs	—	(46)	—	—	—
Interest expense	(9,721)	(9,943)	(9,129)	(8,594)	(8,340)
Other income (expense)	—	—	—	—	144
Net gains (losses) on sale of assets	—	10,650	—	—	—
Net income (loss)	$2,566	$14,729	$4,836	$3,545	$3,500

(a)	Same store portfolio consists of 50 properties, which represent 13,697 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE MONTHS ENDED MARCH 31, 2019 and 2018

Dollars in thousands, except per unit data

	For the Three Months Ended March 31,
	2019	2018	% change
Revenue:
Rental and other property revenue	$42,663	$41,003	4.0%
Property Operating Expenses:
Real estate taxes	5,669	5,176	9.5%
Property insurance	854	956	-10.7%
Personnel expenses	4,027	3,970	1.4%
Utilities	2,764	2,774	-0.4%
Repairs and maintenance	1,312	1,114	17.8%
Contract services	1,186	1,203	-1.4%
Advertising expenses	445	476	-6.5%
Other expenses	629	803	-21.7%
Total property operating expenses	16,886	16,472	2.5%
Same-store net operating income (a)	$25,777	$24,531	5.1%
Same-store NOI margin	60.4%	59.8%	0.6%
Average occupancy	92.5%	93.7%	-1.2%
Average effective monthly rent, per unit	$1,044	$1,000	4.4%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$25,777	$24,531
Non same-store net operating income	3,802	2,667
Other revenue	75	139
Property management expenses	(1,813)	(1,683)
General and administrative expenses	(3,107)	(2,734)
Depreciation and amortization expense	(12,447)	(11,224)
Interest expense	(9,721)	(8,340)
Other income (expense)	—	144
Net income (loss)	$2,566	$3,500

(a)	Same store portfolio consists of 50 properties, which represent 13,697 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING 5 QUARTERS

Dollars in thousands

	For the Three-Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Rental and other property revenue
Same store (a)	$42,663	$41,803	$42,132	$41,986	$41,003
Non same-store	6,802	7,556	6,276	4,863	4,448
Total rental and other property revenue (b)	49,465	49,359	48,408	46,849	45,451
Property operating expenses
Same store (a)	16,886	16,110	17,065	16,987	16,472
Non same-store	3,000	2,981	2,491	1,831	1,781
Total property operating expenses (b)	19,886	19,091	19,556	18,818	18,253
Net operating income
Same-store (a)	25,777	25,693	25,067	24,999	24,531
Non same-store	3,802	4,575	3,785	3,032	2,667
Total property net operating income	$29,579	$30,268	$28,852	$28,031	$27,198
Reconciliation of NOI to net income (loss)
Total property net operating income	$29,579	$30,268	$28,852	$28,031	$27,198
Other revenue	75	91	135	155	139
Property management expenses	(1,813)	(2,027)	(1,661)	(1,592)	(1,683)
General and administrative expenses	(3,107)	(2,633)	(2,578)	(2,872)	(2,734)
Depreciation and amortization expense	(12,447)	(11,631)	(10,783)	(11,583)	(11,224)
Interest expense	(9,721)	(9,943)	(9,129)	(8,594)	(8,340)
Casualty related costs	—	(46)	—	—	—
Other income (expense)	—	—	—	—	144
Net gains (losses) on sale of assets	—	10,650	—	—	—
Net income (loss)	$2,566	$14,729	$4,836	$3,545	$3,500

(a)	Same store portfolio consists of 50 properties, which represent 13,697 units.

(b)

Effective January 1, 2019, in connection with the adoption of ASC 842 “Leases”, IRT began recording uncollectible rent revenue as an adjustment to rental and other property revenue whereas it was previously recorded within property operating expenses. The presentation in accordance with this ASC 842 is prospective for periods ending after January 1, 2019, not retrospective for all periods presented.  For purposes of same store comparability only, IRT has adjusted prior periods within the table above and all same store NOI tables to be consistent with this current presentation.  The amounts reclassified from property operating expenses to rental and other property revenue for each quarter in the year ended December 31, 2018, were $359, $236, ($115), and $165, respectively.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Raleigh - Durham, NC	5	1,372	$5,502	$5,250	4.8%	$1,960	$1,911	2.6%	$3,542	$3,339	6.1%	91.5%	93.1%	-1.5%	$1,140	$1,102	3.4%
Atlanta, GA	4	1,536	5,243	4,873	7.6%	1,857	1,661	11.8%	3,386	3,212	5.4%	93.7%	95.0%	-1.3%	1,158	1,072	8.0%
Louisville, KY	6	1,710	4,895	4,911	-0.3%	1,990	1,991	-0.1%	2,905	2,920	-0.5%	88.9%	92.5%	-3.6%	977	951	2.8%
Memphis, TN	4	1,383	4,467	4,313	3.6%	1,677	1,818	-7.8%	2,790	2,495	11.8%	92.3%	95.7%	-3.4%	1,083	1,022	5.9%
Oklahoma City, OK	5	1,658	3,332	3,135	6.3%	1,338	1,430	-6.4%	1,994	1,705	17.0%	94.8%	93.7%	1.1%	660	639	3.4%
Columbus, OH	4	1,080	3,079	2,959	4.1%	1,284	1,285	-0.1%	1,795	1,674	7.2%	90.5%	95.0%	-4.5%	993	935	6.3%
Dallas, TX	3	734	2,661	2,567	3.7%	1,141	1,084	5.3%	1,520	1,483	2.5%	96.5%	96.0%	0.6%	1,179	1,146	2.8%
Indianapolis, IN	4	916	2,698	2,557	5.5%	1,213	1,055	15.0%	1,485	1,502	-1.1%	93.5%	94.4%	-0.9%	980	933	5.0%
Charleston, SC	2	518	2,023	2,059	-1.7%	886	924	-4.1%	1,137	1,135	0.2%	93.7%	94.8%	-1.0%	1,263	1,295	-2.5%
Orlando, FL	1	297	1,310	1,273	2.9%	458	444	3.2%	852	829	2.8%	97.4%	97.1%	0.3%	1,448	1,404	3.1%
Charlotte, NC	1	208	976	910	7.3%	360	323	11.5%	616	587	4.9%	93.4%	92.3%	1.1%	1,510	1,436	5.2%
Asheville, NC	1	252	854	820	4.1%	252	252	0.0%	602	568	6.0%	96.9%	96.5%	0.4%	1,113	1,074	3.6%
Myrtle Beach, SC - Wilmington, NC	3	628	980	906	8.2%	413	361	14.4%	567	545	4.0%	92.5%	94.3%	-1.8%	968	869	11.4%
Austin, TX	1	300	1,133	1,140	-0.6%	605	516	17.2%	528	624	-15.4%	93.8%	94.0%	-0.3%	1,275	1,275	0.0%
Tampa-St. Petersburg, FL	1	216	809	798	1.4%	319	317	0.6%	490	481	1.9%	94.8%	94.0%	0.8%	1,233	1,223	0.8%
St. Louis, MO	1	152	723	680	6.3%	254	258	-1.6%	469	422	11.1%	95.8%	91.4%	4.5%	1,435	1,374	4.4%
Chattanooga, TN	2	295	857	854	0.4%	425	409	3.9%	432	445	-2.9%	94.2%	96.2%	-2.0%	968	960	0.9%
Huntsville, AL	1	178	535	490	9.2%	188	192	-2.1%	347	298	16.4%	97.0%	96.8%	0.2%	931	858	8.5%
Baton Rouge, LA	1	264	586	508	15.4%	266	241	10.4%	320	267	19.9%	71.5%	59.5%	12.0%	945	913	3.5%
Total/Weighted Average	50	13,697	$42,663	$41,003	4.0%	$16,886	$16,472	2.5%	$25,777	$24,531	5.1%	92.5%	93.7%	-1.2%	$1,044	$1,000	4.4%

NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended March 31, 2019
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income (c)	% of NOI
Atlanta, GA	5	1,796	$221,931	95.7%	$1,136	$3,853	13.0%
Raleigh - Durham, NC	5	1,372	189,008	93.5%	1,140	3,542	12.0%
Louisville, KY	6	1,710	191,771	90.4%	977	2,906	9.8%
Memphis, TN	4	1,383	141,855	91.5%	1,083	2,792	9.4%
Columbus, OH	6	1,547	149,537	93.2%	974	2,459	8.3%
Oklahoma City, OK	5	1,658	76,205	95.7%	660	1,993	6.7%
Tampa-St. Petersburg, FL	3	840	120,349	94.2%	1,158	1,646	5.6%
Dallas, TX	3	734	86,830	97.7%	1,179	1,520	5.1%
Indianapolis, IN	4	916	89,875	94.5%	980	1,485	5.0%
Charleston, SC	2	518	79,536	96.3%	1,263	1,136	3.8%
Little Rock, AR (a)	2	462	55,407	94.8%	980	859	2.9%
Orlando, FL	1	297	48,287	96.0%	1,448	852	2.9%
Chicago, IL (b)	1	370	29,955	96.2%	1,059	685	2.3%
Charlotte, NC	1	208	42,090	92.8%	1,510	616	2.1%
Asheville, NC	1	252	28,543	98.0%	1,113	602	2.0%
Myrtle Beach, SC - Wilmington, NC	3	628	62,686	94.7%	968	566	1.9%
Austin, TX	1	300	35,976	95.3%	1,275	528	1.8%
St. Louis, MO	1	152	33,393	95.4%	1,435	469	1.6%
Chattanooga, TN	2	295	26,992	96.6%	968	432	1.5%
Huntsville, AL	1	178	16,375	97.8%	931	347	1.2%
Baton Rouge, LA	1	264	28,636	73.1%	945	320	1.1%
Total/Weighted Average	58	15,880	$1,755,237	93.9%	$1,042	$29,608	100.0%

(a)	Market includes two properties which have been classified as held for sale as of March 31, 2019.
(b)	Market includes one property which has been classified as held for sale as of March 31, 2019.
(c)	Excludes net operating income related to sold properties.

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF MARCH 31, 2019

							Renovation Costs per Unit (b)
Property	Market	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Phase 1
Jamestown	Louisville, KY	356	158	145	$253	30.3%	$16,618	$5,161	$21,779	18.2%	13.9%
The Village at Auburn	Raleigh-Durham, NC	328	232	201	167	16.1%	13,952	2,248	16,200	14.4%	12.4%
Pointe at Canyon Ridge	Atlanta, GA	494	263	243	185	19.4%	8,223	1,802	10,026	26.9%	22.1%
Haverford	Lexington, KY	160	95	94	72	8.5%	5,220	849	6,069	16.6%	14.2%
Crestmont	Atlanta, GA	208	134	126	137	14.8%	12,410	8,963	21,374	13.2%	7.7%
Total/Weighted Average		1,546	882	809	$172	18.5%	$11,454	$3,145	$14,600	18.0%	14.1%

Phase 2
Oxmoor	Louisville, KY	432	133	119	$197	22.2%	$13,884	$202	$14,086	17.0%	16.8%
Brunswick Point	Wilmington, NC	288	114	99	93	9.9%	6,261	170	6,431	17.9%	17.4%
Schirm Farms	Columbus, OH	264	110	90	87	9.9%	7,286	588	7,874	14.4%	13.3%
Kensington Commons	Columbus, OH	264	37	39	150	17.9%	9,095	520	9,616	19.8%	18.8%
Creekside Corners	Atlanta, GA	444	133	128	150	15.9%	8,641	1,325	9,967	20.8%	18.0%
Stonebridge Crossing	Memphis, TN	500	138	117	102	12.2%	7,985	1,069	9,054	15.3%	13.5%
Arbors River Oaks	Memphis, TN	191	43	52	219	19.6%	7,605	632	8,237	34.6%	31.9%
King's Landing	St. Louis, MO	152	—	—	—	—	—	—	—		—
Riverchase	Indianapolis, IN	216	—	—	—	—	—	—	—		—
Total/Weighted Average		2,751	708	644	$138	15.1%	$8,879	$419	$9,298	18.6%	17.8%

Grand Total/Weighted Average		4,297	1,590	1,453	$157	17.0%	$10,313	$1,817	$12,130	18.3%	15.5%

(a)

The rent change per unit per month reflects the difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities.  Interior costs per unit are based on units leased.  Exterior costs per unit are based on total units at the community. Excludes internal costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent change per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent change per unit per month, multiplied by 12, divided by the total renovation costs per unit.

CAPITAL RECYCLING

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions

Acquisitions Subsequent to March 31, 2019	Location	Units	Acquisition Date	Contract Price	Price per Unit	Average Rent Per Unit
North Park	Atlanta, GA	224	April 30, 2019	$28,000	$125	$990

Total		224		$28,000	$125	$990

Dispositions

Dispositions Subsequent to March 31, 2019	Location	Units	Disposition Date	Contract Price	Price per Unit	Average Rent Per Unit
Reserve at Eagle Ridge	Chicago, IL	370	April 30, 2019	$42,000	$114	$1,059

Total		370		$42,000	$114	$1,059

DEBT SUMMARY AS OF MARCH 31, 2019

Dollars in thousands

	Amount	Weighted Average Rate	Type	Weighted Average Maturity (in years)
Debt:
Credit facility (a)	$111,743	4.1%	Floating	2.5
Term loans (b)	300,000	4.1%	Floating	5.1
Mortgages	584,765	3.8%	Fixed	4.9
Unamortized deferred financing costs	(5,588)
Total Debt	990,920	3.9%		4.7
Market Equity Capitalization, at period end	978,825
Total Capitalization	$1,969,744
(a)

Credit facility total capacity is $300,000, of which $111,743 was drawn as of March 31, 2019, comprised of a $50,000 term loan and a revolving commitment of up to $250,000. The maturity date on the term loan is May 1, 2022, and the maturity date on borrowings outstanding under the revolving commitment is May 1, 2021.

(b)	Comprised of a $150,000 term loan with a maturity date of January 17, 2024 and a $100,000 term loan with a maturity date of November 20, 2024.

(c)

As of March 31, 2019, IRT maintained a float-to-fixed interest swap with a $150,000 notional amount. This swap, which expires on June 17, 2021 and has a fixed rate of 1.1325%, has converted $150,000 of floating rate debt to fixed rate debt. IRT also maintains: (1) an interest rate collar with a $100,000 notional amount, which expires on November 20, 2024 has a floor of 1.25% and a cap of 2.00%, and (2) an interest rate collar with a $150,000 notional amount, which expires on January 17, 2024, has a floor of 2.25% and a cap of 2.50%. These collars have converted $250,000 of floating rate debt to fixed rate debt when LIBOR is above the cap rate or below the floor rate.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q1 2019 NOI	% of Total
Unencumbered assets	7,733	48.7%	$803,459	44.4%	$13,139	44.4%
Encumbered assets	8,147	51.3%	1,004,496	55.6%	16,440	55.6%
	15,880	100.0%	$1,807,955	100.0%	$29,579	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  IRT believes average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs IRT incurs when it sells a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total debt	$990,920	$985,488	$963,238	$911,772	$903,286
Less: cash and cash equivalents	(9,030)	(9,316)	(7,645)	(10,896)	(10,399)
Total net debt	$981,890	$976,172	$955,593	$900,876	$892,887

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total assets	$1,655,849	$1,659,336	$1,648,108	$1,583,117	$1,577,879
Plus: accumulated depreciation (a)	132,448	120,202	114,660	104,496	94,001
Plus: accumulated amortization	19,658	19,198	19,418	18,852	17,809
Total gross assets	$1,807,955	$1,798,736	$1,782,186	$1,706,465	$1,689,689

(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale.